UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

Stablecoin Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33678	68-0454536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of principal executive offices and zip code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SDEV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to October 2025 Pre-Funded Warrants

On June 12, 2026, Stablecoin Development Corporation (the “Company”) agreed with R01 Fund LP (“R01”), and on June 15, 2026, the Company agreed with Framework Ventures IV L.P. (“Framework”), in each case, to amend the pre-funded warrants originally issued on October 16, 2025 (the “October 2025 Pre-Funded Warrants”) in order to remove certain restrictions on exercisability. Following the amendment of the October 2025 Pre-Funded Warrants, each of R01 and Framework fully exercised their respective October Pre-Funded Warrants on a cashless basis. As such, each of R01 and Framework received 11,307,300 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), after the withholding of 24,720 shares of Common Stock, representing the cashless exercise price, resulting in the issuance by the Company of an aggregate of 22,614,600 shares of Common Stock. Following such exercise, as of June 15, 2026, 50,449,780 shares of Common Stock are issued and outstanding.

The foregoing description of the October 2025 Pre-Funded Warrants is qualified in its entirety by reference to the full text of the Amendment No. 1 to Pre-Funded Warrant, entered into by each of R01 and Framework, the form of which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 3.03 Material Modification to Rights of Security Holders

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Pre-Funded Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 17, 2026	Stablecoin Development Corporation

	By:	/s/ Michael Kazley
		Name:	Michael Kazley
		Title:	Chief Executive Officer